Exhibit 99.1

Built to Produce

MortgageIT

HOLDINGS, INC.

Lehman Investor Meetings

October 12, 2005

Proprietary and Confidential

Disclaimer

The information contained herein has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. Any offer of securities is and shall be made pursuant to a definitive prospectus or other appropriate offering document prepared by or on behalf of MortgageIT Holdings, Inc. (“MortgageIT Holdings”), which would contain material information not contained herein and which does and shall supersede, amend and/or supplement this information in its entirety. Any decision to invest in MortgageIT Holdings’ securities should be made after reviewing such definitive prospectus or other offering document, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of the information contained herein. Any representation to the contrary is a criminal offense.

Neither MortgageIT Holdings, nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein shall be relied upon as a promise or representation whether as to past or future performance. The information may include estimates and projections that involve significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or projections or that all assumptions relating to such estimates or projections have been considered or stated or that such projections will be realized. Much of the information contained herein is of a general nature intended to provide a broad overview of MortgageIT Holdings’ business. MortgageIT Holdings disclaims any and all liability relating to this information, including, without limitation any express or implied representation or warranty for statements contained in and omissions from this information. MortgageIT

Holdings does not expect to update or otherwise revise the information contained herein.

This presentation may contain forward-looking statements. Any forward-looking statement would be subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Individuals should not place undue reliance on forward-looking statements and are advised to conduct their own independent analysis and make their own independent determination. Neither MortgageIT Holdings nor any of its affiliates undertakes any obligations to revise publicly any forward-looking statements to reflect subsequent events or circumstances.

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Corporate Overview

2

Mortgage REIT with a nationwide platform that originated more than $13 billion in 2004 and $20 billion through the first three quarters of 2005

Headquartered in New York City with 2,172 employees in 54 branches across 23 states nationwide

Completed an Initial Public Offering of $175 million on NYSE on July 30, 2004 and trading under the symbol “MHL”

Secondary Offering completed in July with net proceeds of approximately $150 million

Market capitalization of approximately $411 million (as of September 30, 2005)

Self-originated 100% of our $5.0 billion high quality adjustable rate mortgage portfolio through our mortgage subsidiary

Mortgage origination subsidiary is a major supplier of loans to banks, thrifts, and traditional finance companies throughout the United States

3

Corporate Structure

Real Estate Investment Trust (REIT) Real Estate Investment Trust (REIT)

Taxable Mortgage Banking Subsidiary (TRS)

Wholesale Wholesale (66%) (66%)

Retail Retail (9%) (9%)

WholesaleWholesale Non-Prime Non-Prime (11%) (11%)

Correspondent Correspondent (14%) (14%)

Percentages based on 3Q:05 originations of $9.25 billion

4

Company Highlights

2004 Highlights

Successfully completed IPO that raised approximately $175 million Funded volume of more than $13.0 billion ($4.4 billion in 4Q:04) Self-originated portfolio of $2.6 billion by year-end 2004 Paid $0.44 dividend for combined 3Q:04 and 4Q:04 Completed 2 securitizations representing total issuance of $1.4 billion

2005 Developments

Paid first full run rate dividend in 1Q:05 of $0.48, paid $1.44 YTD in 2005, and guided to $0.48 in the 4Q

Issued and sold $75 million in private placements of trust preferred securities Issued $150 million of equity in secondary offering Issued $3.4 billion of RMBS in 4 securitizations

5

Current Results & Guidance

2Q:05 Results

Earned adjusted net income of $10.6 million or $0.53 per diluted share

Funded $6.4 billion of loans, up 89% from year ago period and 47% quarter-over-quarter Grew portfolio to $3.8 Billion

3Q:05 Preliminary Results

Increased the investment portfolio to $5 billion as of September 30th

Funded company-record $9.25 billion (198% increase from the year ago period) Declared dividend of $0.48

4Q:05 Guidance

Projected dividend of $0.48

Expects to slow further growth of REIT portfolio until investment environment improves

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An Established Company

18 years of operating experience

Brokered or sold whole loans exclusively until launch of securitization program

$4.8 billion of securitizations to date

IPI formed as a mortgage broker

1988

Launched Correspondent Lending and Sub-Prime Wholesale Divisions

1999 Delivered on promise to create self-originated portfolio of $2.4 billion by end of 2004

2004

Announced 2004 record funded volume for Company of $13 billion for 2004

2005

Paid first regular quarterly common stock dividend of $0.48 per share

MortgageIT founded; wholesale lending platform (MIT Lending added later)

July 2004 IPO raised $175 million and created MortgageIT Holdings, Inc.

Launched securitization program: $808 million in Sept. ‘04 and $630 million in Nov. ‘04

Paid first dividend of $0.44 (for IPO through 4Q:04)

Securitized $1 billion in Jan. ‘05

Securitized $665 million in April ‘05

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Mortgage Origination Platform (TRS)

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Loan Production Growth

200% 175% 150% 125% 100% 75% 50% 25% 0% (25%) (50%)

3Q:04

4Q:04

1Q:05

2Q:05

3Q:05

Industry Quarterly Y/Y Growth (%)

MortgageIT Quarterly Y/Y Growth (%)

Source: Mortgage Bankers Association and MortgageIT Source: Mortgage Bankers Association and MortgageIT

National Origination Platform

Balanced Footprint Mitigates Risk

W SP

W (2) SP

W

SP

W (6)

W

W

W SP

W (3) SP

W

W (3)

W

W

W

W

W

SP

W

CL SP

R (11)

R SP

W R

R (2)

3Q:05 Originations

> $ 100 mm $50 mm to $100 mm $25 mm to $50 mm

< $ 25 mm

Corporate

R Retail Orignating Office

W Wholesale Operations Center

SP Sub-Prime Operations Center

CL Correspondent Lending Center

Origination Mix

Balanced, Diversified Lending Maximizes Adaptability

Home Equity/Seconds

6.7%

Jumbo 4.8%

Government 2.3%

Non-Prime

13.5%

23.8%

48.7%

Conforming

Alt A

Correspondent

13.8%

Retail

8.8%

Wholesale Non-Prime

11.5%

65.9%

Wholesale Prime

Based on 3Q:05 Origination Mix Based on 3Q:05 Origination Mix

ARM Funding Volume

Significant Growth in ARM Originations Drives Portfolio $4,000 $3,500 ) $3,000

$2,500 Originations ($in millions)

$2,000

$1,500

$1,000 $500 $0

1Q:04 2Q:04 3Q:04 4Q:04 1Q:05 2Q:05 $514 $1,355 $1,651 $2,568 $2,248 $3,461

MortgageIT REIT Portfolio

High Quality Portfolio

Our strategy is to build a low credit loss portfolio capable of providing stable earnings and reliable cash flow available for dividend

WA FICO of 732 WA LTV of 74% All first lien loans 46% fully documented

91% owner occupied Average loan size of $289K No loans over $1 million Loans originated in 47 states

Averages based on original balances and characteristics of 6 MHL Averages based on original balances and characteristics of 6 MHLsecuritizations through August 2005 securitizations through August 2005

Securitization Characteristics

MHL Securitizations (1)

WA	Sec. Portfolio 2005-4 2005-3 2005-2 2005-1 2004-2 2004-1
Aggregate	Size ($MM) 4,584 721 722 678 1,017 635 811
Avg.	Loan Balance ($M) 288 270 271 296 303 299 290
WA	Coupon (%) 5.41 5.72 5.80 5.40 5.16 5.10 5.36
WA	FICO 732 732 732 734 732 733 731
LTV	(%) 73.9 75.3 74.8 72.8 72.7 74 74.5
CLTV	(%) 82.2 85.8 83.4 79.1 79.4 82.3 84.4
%	IO 81.2 88.7 85.7 80 78.1 76.2 79.2
%	Cashout 27.8 25.7 28.0 33.1 29.6 25.4 24.5
%	Investor 8.8 8.9 10.8 9.7 7.9 8.7 7.1
%	Full Doc 46.1 32.0 38.6 48.1 58.1 51.7 44.3
%	California 58.6 46.9 44.9 57.5 62.7 65.9 71.1
(1)	Original balances and characteristics (1) Original balances and characteristics

Portfolio Loan Selection

Select the highest quality loans with the best risk-adjusted return attributes

Minimum Origination/Selection Criteria

1st lien residential mortgage loans Self-originated with risk-based pricing FICO >= 660

LTV generally <= 90% (95% for certain 1-2 unit purchase money loans under $450K)

Owner Occupied – if 2nd / investor, then LTV <= 85%

Max loan balance = $1.5 million, additional requirements apply Subordinated financing allowed with additional restrictions

Underwriting

Structure

Organization

Chief Lending Officer

Head of Credit and Product Development National Underwriting Manager Regional Credit Managers

Regional Approach

Strong knowledge of local real estate market and individual brokers Regional Credit Managers provide support for individual underwriters Underwriter performance tracked

Credit Approval Authority

Authority level based on experience Three levels – Level I, II, III

Loan exception authorities:

Documentation based – Level II and above

Parameter exceptions (LTV, credit history, FICO) – Regional Credit Managers

Exceptions only allowed where line underwriter has reviewed loan data, appraisal and borrower income

General Guidelines

Desktop underwriter and loan prospector used in conjunction with manual underwriting on certain loan products

Parameters for score, mortgage history, ratios are overlaid on AUS decision

Credit Reports

Tri-merged reports

Stated loans use lower of middle credit score from all borrowers

Appraisals

Always underwritten by staff / contract underwriter using appraisal checklist AVMs used to substantiate value in certain cases

Enhanced desk and field reviews used where AVM value varies to appraised value by > 15% Field reviews used for certain high LTV no documentation products and select jumbo loan products

Fraud Alert Systems used on all loans

Social security numbers verified OFAC lists checked

24-month Chain of Title on every purchase

Documentation Standards

While we relax certain income and asset verification standards under our low-doc programs, other qualification requirements and pricing are tightened to ensure an adequate risk/reward mix.

Program	Employment Income Assets Ratios
Full/Alt	Doc 2 yrs Verified Verified Verified Calculated
SIVA	2 yrs Verified Stated Verified Calculated
No	Ratio 2 yrs Verified Not Disclosed Verified Not Calculated
SISA	2 yrs Verified Stated Stated Calculated
No	Doc Not Verified Not Disclosed Not Disclosed Not Calculated

If, during the underwriting of any stated loan, a conclusion can be drawn as to the income of the borrower, then the loan must be changed and processed as a full documentation loan

Interest Only Criteria

Qualifying ratios are calculated using interest only payment at the note rate

Potential payment shocks (at rate reset and IO expiration) are staggered for the majority of portfolio loans:

6-month and 1-year ARMs have a 10-year IO term Alt-A Hybrid ARMs have a 10-year IO term Hybrid ARMs have a term tied to the fixed period

Quality Control

Quality Control

QC loan selection done by random statistical sampling of origination channels, brokers, products or functional areas

Closed Loan Audit

Performed and reported monthly by third-party vendor (TENA)

Selection occurs within the first week after the month the loan closes with the review completed by the following month (60-day window) Re-verification of data material to the loan decision Loans are rated as Significant, Moderate or Low Risk based on review of:

Compliance Underwriting

Collateral Value & Clear Title

Adherence to Company Policies & Procedures Enforceability of Closing Documents

Responses including corrective actions are due quarterly Quarterly audit findings reporting to senior management

Compliance

All loans are reviewed by underwriting, closing and funding for compliance with federal and state regulations

All mortgage loans must comply with all applicable federal, state and local laws and regulations

Particular focus on the following regulations:

Truth in Lending (TILA)

Real Estate Settlement Procedures Act (RESPA) Equal Credit Opportunity Act (ECOA) Final Truth in Lending

Federal, State and Municipal High Cost and Anti-Predatory Laws Home Ownership and Equity Protection Act (HOEPA, Section 32)

Loans violating federal, state or municipal high cost/anti-predatory lending laws will not be originated

Company has adopted an internal 5% (subject to lower state and municipal thresholds) policy limit on all total borrower charges and broker compensation